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                                                                    EXHIBIT 99.1


               SciQuest.com Acquires EMAX Solution Partners, Inc.

(BW)(NC-SCIQUEST.COM)(SQST) SciQuest.com Acquires EMAX Solution Partners, Inc.

     Business Editors/High Tech Writers
     NOTE TO MEDIA: Photo available on BW PhotoWire/AP PhotoExpress,
                    NewsCom, PressLink and on Business Wire's Web site at www.businesswire.com

RESEARCH TRIANGLE PARK, N.C. and NEWTOWN SQUARE, Pa. --(BUSINESS WIRE)--March 14, 2000--

     Creates the first electronic "Source-to-Discovery" supply
                chain solution for life sciences

SciQuest.com (NASDAQ:SQST), a leading business-to-business e-marketplace for
                     ----
products used by pharmaceutical, chemical, biotechnology, industrial and educational organizations, today announced that it has signed a definitive agreement to acquire EMAX Solution Partners, Inc.

The agreement unites SciQuest.com with a leading supplier of e-Research capabilities and online solutions for the life sciences. EMAX's e-Research technology, used by more than 10,000 research scientists around the world, manages the sourcing, requisition, receipt, internal inventory management and tracking, and disposal of chemical reagents and proprietary compounds that are used, created or screened in life science research operations.


The acquisition of EMAX is expected to give researchers that utilize the SciQuest marketplace the ability to both purchase and continually manage critical research material assets from a single desktop interface. The consolidation of these functions on the desktop is designed to enable researchers to speed new compound discovery, reduce administrative and inventory management overhead, boost productivity, assure worker health and safety compliance and streamline substance logistics management throughout research operations.

Under the terms of the agreement, SciQuest.com common stock with an aggregate value of approximately $150 million will be exchanged for all outstanding shares and options of EMAX. The acquisition has been approved by the boards of directors of both companies and is subject to various closing conditions. After closing, EMAX Solution Partners, Inc. will be known as EMAX Solutions, a SciQuest.com company. EMAX Solutions will remain headquartered in Newtown Square, Pennsylvania.

"As a SciQuest.com company, we expect EMAX Solutions to advance our core mission of streamlining product purchase and management in the $36 billion laboratory products marketplace," said Scott Andrews, CEO, SciQuest.com. "Our buyer communities worldwide will have the opportunity to improve research productivity while driving down supply chain costs, and our laboratory product suppliers can become incorporated more strategically into the everyday work processes of research organizations that use EMAX technology."

"Both buyers and suppliers of laboratory products and chemical reagents will now have the option of unified product supply chain access and management," said Jeb Connor, CEO, EMAX. "Discovery research operations will gain a platform that unites their B2B e-commerce and supply-chain processes for reagents and lab supplies with their mission critical gene-to-lead substance creation, screening and logistics process - resulting in faster discovery of new chemical entities, cost containment, and researcher productivity." About SciQuest.com

SciQuest.com is a leading business-to-business e-marketplace for scientific products used by pharmaceutical, chemical, biotechnology, industrial and educational organizations worldwide. By leveraging its extensive laboratory products and supply chain management expertise with its exclusive supplier relationships and robust portfolio of e-procurement solutions, SciQuest.com reduces customers'


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procurement costs and increases researchers' productivity.  Additionally,
SciQuest.com provides suppliers a cost-effective sales and marketing channel. The company's e-marketplace is distributor-neutral and can be customized and seamlessly integrated with its customers' enterprise systems. SciQuest.com is headquartered in Research Triangle Park, NC, with offices in Mountain View, CA, and Plainview, NY. For more information about SciQuest.com, please visit http://www.sciquest.com or call 919-659-2100. About EMAX Solution Partners

Based near Philadelphia, EMAX Solution Partners, Inc. is the pioneer of e-Research asset management and planning solutions, a domain expert in drug discovery work processes and technologies, and the leading innovator of software and Internet supply chain solutions for life science research organizations. EMAX's e-Research software platform unites scientists, research managers and suppliers into a collaborative e-service network enabling on-demand, research enterprise-wide management of the substances and reagents that enable high throughput drug discovery. By eliminating the traditionally time-consuming search for research materials, EMAX enables scientists to focus on lead discovery and decreases the cost per lead by enabling capacity and throughput optimization throughout the discovery operation. Additional information about EMAX can be found at http//www.emax.com.

EMAX is a registered trademark of EMAX Solution Partners, Inc. SciQuest and SciQuest.com are trademarks of SciQuest.com, Inc. All other trademarks are the property of their respective holders.

Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. For such statements, the Company claims the protection of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties associated with these forward-looking statements could cause actual results to differ materially from those presented herein, and the reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, among others, the Company's ability to successfully market the SciQuest.com brand, increase transaction volume, attract and retain a broad range of purchasers and suppliers, to effectively add additional products to its e-commerce database and to otherwise operate efficiently and cost effectively. These and other risk factors are discussed in the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 19, 1999.

     Note: A Photo is available at URL:
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CONTACT: RLM
Anita Bose, 212/484-7699
abose@rlmnet.com
or
Cunningham Communication, Inc. for SciQuest.com
Media: Patrick Ward, 617/494-8202
pward@cunningham.com
or
EMAX Solutions Partners, Inc.
Jim Fields, 610/325-3700
moreinfo@emax.com


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